GS MORTGAGE SECURITIES CORP.
Assignor,

CITIBANK N.A.
not in its individual capacity, but solely as trustee on behalf of
GSR MORTGAGE LOAN TRUST 2006-AR2,
Assignee/Trustee

RESIDIENTIAL FUNDING CORPORATION
Company/Servicer,

and

WELLS FARGO BANK, N.A.,
Master Servicer

AMENDMENT NO. 1

dated as of September 30, 2006

Amending the

ASSIGNMENT AND ASSUMPTION AGREEMENT
among the Assignor, the Assignee, the Company and the Master Servicer

Dated as of April 1, 2006

AMENDMENT NO. 1 (“Amendment”), dated as of September 30, 2006, and effective as of such date, to the Agreement (defined below). Capitalized terms used herein shall have the meanings given thereto in the Agreement.

WHEREAS, GS MORTGAGE SECURITIES CORP. (the "Assignor"), CITIBANK N.A., not in its individual capacity, but solely as trustee on behalf of GSR MORTGAGE LOAN TRUST 2006-AR2, (the "Assignee" or "Trustee"), RESIDIENTIAL FUNDING CORPORATION (the "Company" or "Servicer"), and WELLS FARGO BANK, N.A. (the "Master Servicer") entered into an Assignment and Assumption Agreement, dated as of April 1, 2006 (the “Assignment and Assumption Agreement" or the “Agreement”);

WHEREAS, the Assignor, the Assignee, the Company and the Master Servicer wish to amend the Agreement on the terms and conditions set forth herein; and

WHEREAS, the execution of this Amendment No. 1 has been duly authorized by the Assignor, the Assignee, the Company and the Master Servicer;

NOW THEREFORE, the the Assignor, the Assignee, the Company and the Master Servicer hereby agree as follows:

Section 1.

Clause (i) of the subsection (c) of Section 5 is hereby amended by deleting clause (i) in its entirety and replacing it with the following:

“(i)          Article I of the Servicing Agreement shall be modified by adding or, if applicable, deleting such definitions in their entirety and replacing them as set forth herein:

Prepayment Period: As to any Remittance Date and a Full Prepayment, the prior calendar month.

Remittance Date: The 18th calendar day of any month or, if such 18th day is not a Business Day, the first Business Day immediately preceding such date.

Servicing Fee Rate: As to each Mortgage Loan, an amount equal to rate set forth on the Mortgage Loan Schedule.

Clause (vii) of the subsection (c) of Section 5 is hereby amended by deleting clause (vii) in its entirety and replacing it with the following:
2

(vii)         Section 4.03 of the Servicing Agreement shall be amended by replacing the first sentence thereof with:

Prior to the close of business on the 15th calendar day of each month, the Company shall forward by mail to the Owner, and make available to the Owner via electronic format, a statement to the Owner setting forth the amount to be distributed on the next succeeding Remittance Date on account of principal and interest on the Mortage Loans.

and by adding the following sentence to the end thereof:

In the event that the Company determines that any advances are Nonrecoverable Monthly Advances, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination.

Section 2.

THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.

It is expressly understood and agreed by the parties hereto that insofar as this Amendment No. 1 is executed by the Trustee: (i) nothing herein shall be construed as creating any liability on the part of Citibank N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (ii) under no circumstances shall Citibank N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses undertaken under this Amendment No. 1.

Section 4.

This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their officers thereunto duly authorized and their seal, duly attested, to be hereunto affixed, all as of the day and year first above written.

ASSIGNEE:
CITIBANK N.A., not in its individual capacity
but solely as Trustee

By: /s/ Louis Piscitelli
Name: Louis Piscitelli
Title: Vice President

ASSIGNOR:
GS MORTGAGE SECURITIES CORP.

By: /s/ Michelle Gill
Name: Michelle Gill
Title: Vice President

SERVICER:
RESIDENTIAL FUNDING CORPORATION

By: /s/ Heather Anderson
Name: Heather Anderson
Title: Associate

Acknowledged by:
WELLS FARGO BANK, N.A.,
As Master Servicer

By: /s/ Sherri Sharps
Name: Sherri Sharps
Title: Vice President